EXHIBIT 99.1
Press Release	Source: MobilePro Corp.

MobilePro Corp. Hires John Dumbleton as EVP of Sales and Business Development
Wednesday December 15, 8:53 am ET

BETHESDA, Md., Dec. 15 /PRNewswire-FirstCall/ -- MobilePro Corp. (OTC Bulletin Board: MOBL - News) announced today the appointment of John Dumbleton as its executive vice president of sales and business development.
• (Logo: http://www.newscom.com/cgi-bin/prnh/20040414/FLWLOGOLOGO )

Jay Wright, MobilePro chairman and CEO, said, "We are excited to have John join us and bring his extensive experience in building sales and marketing channels. MobilePro has an excellent opportunity to drive revenue growth by cross-selling our full suite of products across our customer base, and we will look to John to lead that effort. John also will play an important role in our wireless implementation and will work with Bruce Sanguinetti on our Wi-Max strategy."

Dumbleton said, "I believe that MobilePro is extremely well-positioned to create compelling product bundles and offerings that will drive value for our existing customers and new customers alike. I look forward to working with Jay and the rest of the MobilePro team as we strive to build MobilePro into a $500 million revenue company over the next two years."

Dumbleton brings over 13 years of experience in the telecommunications industry to MobilePro, with the last seven spent at Allegiance Telecom, where he was senior vice president of wholesale services and indirect channels. Prior to Allegiance, he spent seven years at MCI Communications in McClean, Va. Dumbleton received his bachelor's degree in engineering and his M.B.A. from Virginia Tech.

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, Md. with operations in Houston, Dallas and Beaumont, Texas; Coshocton and Cleveland, Ohio; Kansas City, Kan.; Janesville, Wis.; Detroit, Mich.; Stevensville, Md.; Tucson, Ariz.; and Shreveport, La. The company is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well- positioned companies in complementary product lines and industries. In 2004, MobilePro has closed deals with cumulative expected 2005 calendar revenue of more than $101 million and positive operating earnings.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.htm.

For more information regarding MobilePro, contact MobilePro CEO Jay Wright at (301) 315-9040 or by e-mail at jwright22@closecall.com. For investor relations information regarding MobilePro, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com. Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com. An online investor kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the website http://www.hawkassociates.com.

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the company's Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended September 30, 2004 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.

Source: MobilePro Corp.